                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                   OPTI INC.
             -----------------------------------------------------
               (Name of Registrant as specified in its charter)

                                   OPTI INC.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A

    (2) Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11: N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A

                                   OPTI INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 25, 1998

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of OPTi Inc., a California corporation ("OPTi" or the "Company"), will be held on August 25, 1998 at 3:30 p.m., local time, at the Embassy Suites Hotel 901 East Calaveras Blvd, Milpitas, California 95035, for the following purposes:

  1. To elect four directors to serve for the ensuing year and until their successors are elected;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on July 7, 1998 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          /s/ Michael Mazzoni

                                          Michael Mazzoni
                                          Secretary

Milpitas, California
July 31, 1998

 IMPORTANT: ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER RETURNED A PROXY CARD.

                                   OPTI INC.

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of OPTi Inc. ("OPTi" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 25, 1998 at 3:30 p.m., local time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Embassy Suites Hotel, 901 East Calaveras Blvd., Milpitas, California 95035. The telephone number at that location is (408) 942-0400.

  These proxy solicitation materials were mailed on or about July 31, 1998 to all shareholders entitled to vote at the meeting.

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are to (i) elect four directors to serve for the ensuing year and until their successors are duly elected and qualified, (ii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 1998, and (iii) transact such other business as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP

  Only shareholders of record at the close of business on July 7, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 13,298,191 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "OTHER INFORMATION--Share Ownership of Directors, Officers and Certain Beneficial Owners." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $6.9375 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal executive offices, 1440 McCarthy Boulevard, Milpitas, California, 95035, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

  Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder deems fit, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one (1) vote.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; and (ii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 1998. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board of Directors may recommend.

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the 1999 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1998 in order to have them included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

  The Company's fiscal year ends on December 31. Fiscal 1997 ended on December 31, 1997 and is referred to herein as the "Last Fiscal Year."

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTORS

  A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

                 THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A
                     VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

  The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupations for the last five (5) years and their ages as of the Record Date.

                                                                       DIRECTOR
 NAME OF NOMINEE               AGE     POSITION WITH THE COMPANY        SINCE
 ---------------               ---     -------------------------       --------
 Bernard T. Marren...........  62  Acting President, Chief Executive     1994
                                   Officer and Chairman of the Board
 Stephen A. Dukker...........  45  Director                              1993
 Kapil K. Nanda(1)...........  52  Director                              1996
 William H. Welling..........  65  Director

--------
(1) Member of the Audit Committee and the Compensation Committee.

  Bernard T. Marren has served as Acting President and Chief Executive Officer of the Company since May 1998. Mr. Marren was elected as a director in May 1996. Mr. Marren was Chairman and Chief Executive Officer of Die Enhancements, a processor of silicon wafers to produce fully tested die for the multi-chip module market. From 1977 to 1994, Mr. Marren founded and served as President of Western Microtechnology Inc., a distributor of electronic systems and semiconductor devices. From 1972 to 1976 Mr. Marren was President of American Microsystems. He also founded and was the first President of SIA (the Semiconductor Industry Association). Mr. Marren is also a director of two private companies.

  Stephen A. Dukker was elected as a director of the Company in January 1993. He currently is employed at Computer City as Senior Vice President, Merchandising where he has been employed since October 1997. He served as President of the Company from January of 1996 to October 1997. From May 1994 to mid 1995, Mr. Dukker served as President of VideoLogic, Inc., a supplier of video and graphics add-on boards. From June 1991 through October 1993, he served as a Senior Vice President of CompUSA, Inc., a chain of discount computer superstores. During that time he was also a member of the Executive Committee of CompUSA and President of its Compudyne Computer manufacturing and mail order subsidiaries. Prior to joining CompUSA, Mr. Dukker was President of PC Brand, Inc., a manufacturer and mail order distributor of PC products from January 1988 to May 1991.

  Kapil K. Nanda was elected as a director in May 1996. Mr. Nanda is currently President of Infosoft, Inc., a software and development consulting company, which he founded in 1990. Prior to 1990, Mr. Nanda held various positions at Altos Computer Systems, a personal computer manufacturing company, from 1981 to 1989, the most recent position being Vice President of Engineering. From 1974 to 1981, Mr. Nanda was employed at Intel Corporation, where his most recent position was Manager, Software Engineering. Mr. Nanda holds a B.S. in Engineering from the University of Punjab, India, an M.S. in Engineering from the University of Kansas, and an M.B.A. form the University of Southern California.

  William H. Welling has been nominated for election as a director of the Company. He is currently Chairman and CEO of Xiox Corporation, a telecommunications software company. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Since April 1993 he has been director of Genesis Microchip, Inc., a fabless semiconductor company that designs, develops and markets high quality digital image manipulation integrated circuit solutions. Mr. Welling also serves as a director on the boards of several private companies.

VOTE REQUIRED

  The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

  During the Last Fiscal Year, the Board of Directors held a total of thirteen
(13) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director.

  The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The members of the Audit Committee were Tor Braham, Kapil Nanda and Bernard Marren. The Audit Committee met one (1) time during the Last Fiscal Year.

  The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The members of the Compensation Committee were Tor Braham, Kapil Nanda and Bernard Marren. The Compensation Committee met two
(2) times during the Last Fiscal Year.

  The Board of Directors currently has no nominating committee or other committee performing a similar function.

DIRECTOR COMPENSATION

  Non-employee members of the Board of Directors are currently compensated at the rate of $1,000 per Board meeting attended, plus out-of-pocket expenses for attending such meetings. In addition, non-employee directors are eligible to participate in the Company's 1993 Director Stock Option Plan. During the Last Fiscal Year, each of directors Tor Braham, Bernard Marren and Kapil Nanda were automatically granted options to purchase 4,000 shares of the Company's Common Stock at an exercise price of $5.31 per share.

                               PROPOSAL NUMBER 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

  In addition to Messrs. Marren, the following person was an executive Officer of the Company as of the Record Date:

                 NAME                  AGE               POSITION
                 ----                  ---               --------
Michael Mazzoni.......................  35 Chief Financial Officer and Secretary

  Michael Mazzoni was appointed Chief Financial Officer of the Company in January 1998. Mr. Mazzoni joined OPTi in October 1993 as Manager, Investor Relations and served as Corporate Controller from mid 1995 until his appointment as Chief Financial Officer. Prior to joining the Company, he served in various accounting positions at Everex Systems, Inc., a personal computer manufacturer from April 1992 to October 1993, with his last position being Corporate Controller. From March 1986 to March 1992, Mr. Mazzoni was employed at Santa Cruz Operation, Inc. ("SCO") in various treasury, accounting and finance positions. At the time of his departure from SCO he was serving as Manager, Corporate Finance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with Nasdaq. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following nominee table sets forth the beneficial ownership of Common Stock of the Company as of July 7, 1998 by: (i) each present director of the Company; (ii) each of the officers named in the table under the heading "EXECUTIVE COMPENSATION--Summary Compensation Table"; (iii) all current directors and executive officers as a group; and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares as to which the individual has sole or shares voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of July 7, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (one shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,298,191 shares of the Company's Common Stock were issued and outstanding as of July 7, 1998.

                                                    SHARES BENEFICIALLY OWNED
                                                    -----------------------------
NAME                                                   NUMBER         PERCENT
----                                                --------------- -------------
Jerry Chang (1)...................................          730,418         5.5%
Stephen Dukker (2)................................          101,000           *
Tor R. Braham (3).................................           23,333           *
Bernard T. Marren (4).............................           17,666           *
Kapil K. Nanda (5)................................            7,666           *
David Zacarias....................................                1           *
Patrick Ang.......................................                0           *
Michael Mazzoni (6)...............................           48,687           *
Caxton International..............................          814,500         6.1%
Schaenen Fox Capital Management LLC...............        1,194,980         9.0%
All Directors and Executive Officers as a group (6
 persons) (7).....................................          198,352         1.5%

--------
 *  Represents less than one percent.

(1) Includes 130,417 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(2) Includes 24,445 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(3) Includes 23,333 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(4) Includes 7,666 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(5) Includes 7,666 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(6) Includes 48,687 shares subject to stock options exercisable as of July 7, 1998 or within sixty (60) days thereafter.

(7) Includes shares pursuant to noters (2), (3), (4), (5), and (6). Excludes shares beneficially owned by Mr. Chang, Mr. Zacarias and Mr. Ang who were officers during the Last Fiscal Year but are neither a director nor an executive officer of the Company on July 7, 1998.

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal years 1997, 1996, 1995 to Jerry Chang, Stephen Dukker, David Zacarias and Patrick Ang (the "Named Officers"). The table lists the principal position held by each Named Officer in the Last Fiscal Year.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                   ANNUAL COMPENSATION      AWARDS
                                            FISCAL -------------------- --------------  ALL OTHER
                                             YEAR  SALARY ($) BONUS ($) OPTIONS (#)(6) COMPENSATION
                                            ------ ---------- --------- -------------- ------------
Jerry Chang (1)...........................   1997   209,747     16,450          --            --
 Chief Executive Officer and President       1996   193,128     15,385     150,000            --
                                             1996   171,384        168      20,000            --
Stephen Dukker (2)........................   1997   166,666     41,667          --            --
 President                                   1996   193,205     47,916     152,000        22,834(3)
                                             1995        --         --          --            --
David Zacarias (4)........................   1997   209,747     16,450          --            --
 Chief Operating & Financial Officer         1996   193,128     28,655      90,000            --
                                             1995   170,634        168      20,000            --
Patrick Ang (5)...........................   1997   124,693         --          --            --
 President, NetMedia                         1996   129,000    125,000     100,000            --
                                             1995   107,103    160,000      40,000            --

--------
(1) On May 15, 1998, Mr. Chang resigned from the Company as Chief Executive Officer/President and Chairman of the Board.

(2) On October 31, 1997, Mr. Dukker resigned from his position as President of the Company.

(3) Represents consulting fees paid to Mr. Dukker prior to his joining the Company as President in January 1996.

(4) On January 30, 1998, Mr. Zacarias resigned from his position as Chief Operating and Financial Officer.

(5) On November 26, 1997, Mr. Ang resigned from the Company as part of the asset transaction with Creative Technologies, Ltd.

(6) Does not include options granted to Messrs. Chang, Dukker, Zacarias, and Ang to purchase from the Company 73,750, 14,750, 14,750 and 14,750 shares (post split), respectively, of Common Stock of Tripath Technology, Inc., a private California corporation. These shares were issued as four year options on November 7, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted in the Last Fiscal Year to the Named Officers.

                                           INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                         -----------------------------------------------------   VALUE AT ASSUMED
                                                                                   ANNUAL RATES
                           SHARES OF      PERCENT OF                                 OF STOCK
                          COMMON STOCK  TOTAL OPTIONS                           PRICE APPRECIATION
                           UNDERLYING     GRANTED TO                            FOR OPTION TERM(3)
                            OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION ---------------------
          NAME           GRANTED (#)(1) FISCAL YEAR(2) PRICE ($/SH)    DATE        5%        10%
          ----           -------------- -------------- ------------ ---------- ---------- ----------
Jerry Chang.............       --             --            --          --             --         --
Stephen Dukker..........       --             --            --          --             --         --
David Zacarias..........       --             --            --          --             --         --
Patrick Ang.............       --             --            --          --             --         --

--------
(1) All options to Named Officers are granted under the Company's 1993 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. These stock options vest and become exercisable as to 1/8 of the shares beginning six (6) months following the vesting commencement date and as to 1/48 of the shares on the first day of each month thereafter. Under the terms of the Option Plan, the option plan administrator retains the discretion, subject to certain limitations within the plan, to modify, extend, renew or accelerate the vesting of options and to reprice outstanding options. In particular, subject to Board approval, the stock plan administrator may reduce the exercise price of an option to the current fair market price of the underlying stock if the price of such stock has declined since the date on which the option was granted.
(2) Based on 525,500 options granted to employees during the Last Fiscal Year under the 1993 and 1995 Stock Option Plan(s).
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Officers and the value of such officer's unexercised options at December 31, 1997.

                                                                          TOTAL VALUE OF
                                                TOTAL NUMBER OF        UNEXERCISABLE IN-THE-
                          SHARES            UNEXERCISED OPTIONS AT    MONEY-OPTIONS AT FISCAL
                         ACQUIRED             FISCAL YEAR END (#)         YEAR END ($)(1)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Jerry Chang.............    --       --      498,748      108,751     2,560,873     204,715
Stephen Dukker..........    --       --       77,278       83,333       124,105     139,250
David Zacarias..........    --       --      150,458       73,542       186,247     122,828
Patrick Ang.............    --       --       82,196           --       136,308          --

--------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on December 31, 1997 on the Nasdaq National Market, minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In February 1993, the Company established a compensation committee of the Board of Directors which currently consists of Messrs. Braham and Mr. Lin. Wilson Sonsini Goodrich & Rosati, Professional Corporation, of which Mr. Braham is a partner, was retained as legal counsel by the Company during the Last Fiscal Year.

CERTAIN TRANSACTIONS

  See "EXECUTIVE COMPENSATION--Compensation Committee Interlocks and Insider Participation" above.

  The Company's policy is that it will not make loans to, or enter into other transactions with, directors, officers or affiliates unless such loans or transactions are (i) approved by a majority of the Company's independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

  The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

                       REPORT OF COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plans and the 1993 Bonus Plan (the "Bonus Plan"). The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

  The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced to a very significant extent by the Company's financial performance. The Committee establishes the salaries of all of the Executive Officers by considering various factors, including the following: (i) the Company's financial performance for the past year, (ii) the opportunity of the Executive to participate in the Company's success through equity ownership and stock options, (iii) the salaries of executive officers in similar positions of comparably-sized companies, and (iv) the critical importance of cost control in the Company's business in light of ongoing competition. In addition to salary, the cash portion of the Company's executive compensation packages includes discretionary bonuses which are paid quarterly based on the Company's operating results. The Committee believes that the Company's executive Officer salaries and cash compensation are currently less than or comparable to the compensation paid to executives at similarly-sized businesses in the industry.

  The Company's Bonus Plan provides that the maximum aggregate bonuses to be paid to any individual Executive Officer in the year will in no event exceed two (2) times the base salary of such Executive Officer. In addition, the aggregate quarterly bonuses which may be paid to all Executive Officers will not exceed 5% of the Company's pre-tax, pre-bonus income for the quarter.

  Acting with the advice of the Committee, the Board of Directors periodically grants options to Executive Officers. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. Options are granted at the current market price on the date of grant.

  The compensation package for the Company's Chief Executive Officer, Bernard
T. Marren, includes three elements: (i) base salary, (ii) performance bonus and (iii) stock options. The base salary was determined through a comparison of base salaries paid with respect to chief executive officers of other publicly-traded semiconductor companies located in Northern California. The performance bonus element has been established to provide variable bonus compensation to the CEO based on the Company's actual operating results during fiscal 1996 and thereafter, including both sales and net income measurements. The stock option award is intended to provide long-term compensation to the CEO based on the stock performance of the Company. The options vest over a four (4) year period. In general, the Committee believes that the compensation package of the CEO is closely tied to the financial performance of the Company and has a high degree of variability based on such performance.

                         COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                         Tor R. Braham

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (May 13, 1993) through the Last Fiscal Year end (December 31, 1997) for OPTi Inc., the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index') and the CRSP Index for Nasdaq Electronic Components Stocks (the "Nasdaq Electronic Components Index"). The graph assumes that $100 was invested in the Company's Common Stock on May 13, 1993 at the initial public offering price and in the Nasdaq Index and the Nasdaq Electronic Components Index on May 13, 1993. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   OPTI INC.
                                 APPEARS HERE

Prepared by the Center for Research in Security Prices
Produced on 04/01/98 including data to 12/31/97

CRSP TOTAL RETURNS
INDEX FOR:             5/13/93  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97
------------------     -------  --------  --------  --------  --------  -------
-
OPTi Inc.               100.0     108.6     155.6      80.2      50.6      67.3

Nasdaq Stock Market
 (US Companies)         100.0     115.2     112.6     159.2     195.8     240.4

Nasdaq Electronic
 Components Stocks
 SIC 3670-3679 US &
 Foreign                100.0     127.8     141.2     233.9     404.4     424.0

Notes:

  A: The lines represent monthly index levels derived from compounded daily returns that include all dividends.

  B: The indexes are reweighted daily, using the market capitalization on the previous trading day.

  C: If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

  D: The index level for all series was set to $100.0 on 05/13/93.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares of stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Michael Mazzoni

                                          Michael Mazzoni
                                          Secretary

Dated: July 31, 1998

                                  DETACH HERE

                                     PROXY

                                   OPTi INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 JULY 31, 1998

The undersigned shareholder of OPTi Inc. (the "Company"), hereby appoints Bernard T. Marren and Michael Mazzoni and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on July 7, 1998, at the 1998 Annual Meeting of Shareholders of the Company to be held on Tuesday, August 25, 1998 at 3:30 p.m., local time, at the Embassy Suites Hotel, 901 East Calveras Blvd., Milpitas, California 95035, and any adjournments or postponements thereof.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE
    Please mark
    votes as in
[X] this example

  The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1 and 2. the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 31, 1998.

  1. ELECTION OF DIRECTORS
     Nominees: Bernard T. Marren, Stephen A. Dukker, Kapil K. Nanda and William
     H. Welling

                         FOR      WITHHELD
                         [_]        [_]
                                                                   MARK HERE
                                                                 FOR ADDRESS
  [_] ___________________________________________                 CHANGE AND
        For all nominees except as noted above                    NOTE BELOW [_]

                                                           FOR   AGAINST ABSTAIN
  2. APPOINTMENT OF INDEPENDENT AUDITORS                   [_]     [_]     [_]
     To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

  3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

  Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

  Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

Signature: _______________ Date: _______ Signature: ______________ Date: _______